CONTRATO DE EXPLORACIÓN DE FUNDOS MINEROS CON OPCIÓN A COMPRA QUE CELEBRAN POR UNA PARTE LA EMPRESA DENOMINADA MINERA RÍO TINTO S.A. DE C.V., REPRESENTADA EN ESTE ACTO POR EL INGENIERO MARIO HUMBERTO AYUB TOUCHE, EN SU CARÁCTER DE ADMINISTRADOR ÚNICO DE LA PERSONA MORAL SEÑALADA, A QUIEN EN LO SUCESIVO SE LE DENOMINARÁ "LA CONTRATANTE" Y POR LA OTRA PARTE LA EMPRESA DENOMINADA MINERA RACHASA S.A. DE C.V., REPRESENTADA EN ESTE ACTO POR EL C. RAFAEL MARIO CHÁVEZ SÁENZ, QUIEN EN LO SUCESIVO SE LE DENOMINARÁ "LA CONCESIONARIA", SUJETÁNDOSE A LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS.

D E C L A R A C I O N E S .-

DE "LA CONTRATANTE"

1.- Que es una persona moral constituida con fecha 1 de Julio de Mil Novecientos Noventa y Cuatro, ante la Fe del Lic. Victor Emilio Anchondo Paredes Notario Público No. 29, para este Distrito Judicial Morelos del Estado de Chihuahua, según Escritura Pública Número 330, del Volumen 16, teniendo la misma entre otros objetos el adquirir por solicitud o por cualquier otro titulo legal, minas, placeres, mantos o depósitos y yacimientos que contengan minerales; la enajenación por cualquier titulo así como la explotación de minas, placeres, mantos o depósitos y yacimientos que contengan minerales; celebrar contratos de cualquier naturaleza que se relacionen con fundos mineros, encontrándose debidamente inscrita bajo el número 401, del folio 18, del Libro 666 de la Sección Comercio del Registro Público de la Propiedad de este Distrito Judicial Morelos de fecha 14 de Septiembre de 1994, y que la misma se encuentra asentada con el Número 139, a fojas 176 frente a 177 frente, del Volumen XXXI del Libro de Sociedades Mineras de fecha 7 de Diciembre de 1995.

2.- Declara el representante legal que en los términos del numeral 2 del artículo segundo transitorio de la Escritura Pública que ha quedado precisada en el numeral anterior, el mismo fue designado Administrador Único de Minera Río Tinto S.A. de C.V., contando con las más amplias facultades en los términos del articulo vigésimo segundo de los estatutos de la sociedad, encontrándose inscrito el poder bajo el número 86. a folios 125, del Volumen 35 del Libro 1 de Comercio de fecha 17 de Junio de 1997, manifestando bajo protesta de decir verdad, que las facultades con que comparece no le han sido revocadas ni modificadas en forma alguna.

3.- Continua manifestando que la empresa tiene Registro Federal de Contribuyentes MRT-940802-NN2 y domicilio en Avenida Pascual Orozco No. 2117, Colonia La Cima de esta ciudad.

4.- Que conoce los fundos mineros y que ha manifestado a la concesionaria mediante carta de intención de fecha 6 de Marzo del año

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en curso, su intención de promover el fundo minero motivo de este contrato, manifestándole que es su voluntad celebrar el presente instrumento en los términos que más adelante se precisan.

DE "LA CONCESIONARIA".

5.- Que con fecha 20 de Enero de Mil Novecientos Noventa, ante la Fe de la Lic. María del Carmen Valenzuela Breach de Caballero, en funciones de Notario por ausencia del titular de la Notaría Pública No. 16, para este Distrito Judicial Morelos del Estado de Chihuahua, según Escritura Pública Número 4943, del Volumen 178, constituyó una persona moral denominada Beneficiadora Metalúrgica del Mercado S.A. de C.V., teniendo la misma entre otros objetos el adquirir concesiones mineras de exploración o explotación o derechos contractuales a la exploración y explotación de cualquier minerales; la explotación de terrenos, jales, graseros, escorias etcétera, en general la celebración de todos los actos y convenios que sean necesarios o conducentes para la realización de los fines mencionados, encontrándose debidamente inscrita bajo el número 647, del folio 51, del Volumen 492 del Libro Primero de Comercio del Registro Público de la Propiedad de este Distrito Judicial Morelos y que la misma se encuentra inscrita en el Registro Público de Minería bajo el número 59 del volumen 31 del Libro de Sociedades Mineras del Registro señalado.
Habiendo realizado cambio de denominación de la empresa para quedar con el nombre de Minera Rachasa S.A. de C.V., según Acta de Asamblea General Extraordinaria de Accionistas de fecha 22 de junio de 1992, misma que fue protocolizada ante la del Notario Público Número 18, Lic. Enrique Aguilar Pérez según Escritura 3,419 del volumen 87 de fecha 15 de octubre de 1993, e inscrita bajo el número 2328, a folios 104 del volumen 613 del Libro Primero de Comercio del Registro Público de la Propiedad de este Distrito Judicial Morelos de fecha 11 de febrero de 1994.

6.- Declara el representante legal que en los términos del transitorio séptimo de la Escritura Pública que ha quedado precisada en el numeral anterior, el mismo fue designado Presidente del Consejo de Administración de Beneficiadora Metalúrgica del Mercado S.A. de C.V., contando con Poder para
Pleitos y Cobranzas sin limitación alguna, Poder General para Actos de Administración y Poder General para Actos de Dominio, encontrándose inscritos los poderes bajo el número 32, a folios 67, del Volumen 223, del Libro Primero de Comercio de fecha 26 de Abril del 2004, manifestando bajo protesta de decir verdad, que las facultades con que comparece no le han sido revocadas ni modificadas en forma alguna.

7.- Continua manifestando que la empresa tiene Registro Federal de Contribuyentes RFC-BMM-900120-SB6 y domicilio en Calle Niños Héroes No. 410, Colonia Centro de esta ciudad.

8.- Que es titular de la concesión minera ubicada en el Municipio de Guazapares, Estado de Chihuahua, mismas que ampara el lote minero denominado "SAN FRANCISCO", con título No. 191486 (antes 176889), relativo al expediente No. 321.1/1-306, con una superficie de 38.1598

hectáreas, con punto de partida del mismo lote San francisco T-176889 pozo de 1.80 m x 1.80 m de sección y 5.00 metros de profundidad, localizado en la Mesa del Pinal. Manifestando que la misma la adquirió mediante contrato de cesión de derechos celebrado con los C.C. IGNACIO CERVANTES SARABIA Y MARÍA DE JESÚS LAUREIRO ÁVILA con fecha ocho de octubre de mil novecientos noventa y ratificado dicho contrato ante la fe del Lic. José Antonio de Lascurain y Osio, Notario Público Número 21 para el Distrito Judicial Morelos, documento este que se encuentra inscrito en el Registro Público de Minería, bajo el acta número 566 del volumen 262 del libro de Concesiones Mineras, así como bajo el número 62 del volumen 1 del Libro de Actos Contratos y Convenios Mineros agregándose para mayor identificación el título asi como el Contrato de cesión de derechos señalado.

Manifestando bajo protesta de decir verdad que el lote minero no reporta a la fecha adeudos en el cumplimiento de las obligaciones que les impone la Ley Minera y su Reglamento y todas las demás disposiciones legales aplicables, ni tampoco existen contratos laborales pendientes de resolución.

DE LAS PARTES.-

9.- Que han decidido celebrar el presente contrato de exploración con opción a compra respecto del fundo minero que ha quedado precisado en el numeral 8 de este capítulo de declaraciones, sujetándose para ello a lo dispuesto en las siguientes:

C L A U S U L A S.-

PRIMERA.-LOS CONCESIONARIOS, en este acto, transmiten a LA CONTRATANTE, en los términos de las disposiciones legales aplicables, el derecho exclusivo de explorar EL LOTE, quedando convenido y aceptado por LA CONCESIONARIA y LA CONTRATANTE que se encuentra comprendida bajo dicho concepto la Concesión Minera ya Tituladas:

Nombre de Lote Minero	Título Número	Superficie (Ha.)	Tipo de Concesión
"SAN FRANCISCO	191486 (antes 176889),	38.1598	Explotación

Mismos documentos que se agregan como ANEXO, del presente y que forma parte integral del mismo.

El presente acuerdo de voluntades se llevará a cabo conforme a las siguientes estipulaciones:

1.- La CONCESIONARIA otorgan a LA CONTRATANTE el derecho exclusivo e irrevocable para la exploración de los Lotes Mineros durante la Vigencia de esta Contrato, mismo derecho que comprende, en forma enunciativa mas no limitativa, los reconocimientos geológicos, geofísicos, barrenos, desarrollos y perforaciones de cualquier clase, túneles, tiros, socavones, y demás trabajos que la "Compañía"

considere convenientes efectuar para localizar, cuantificar y aprovechar las reservas de mineral que pudieren existir en los Lotes Mineros. " LA CONTRATANTE" tendrá, así mismo, el derecho de tomar muestras de mineral de los Lotes Mineros y de retirar de los mismos, así como mineral en bruto y núcleos de perforación para realizar pruebas metalúrgicas y otra clase de estudios. Queda convenido que el "LA CONTRATANTE" podrá asociarse con Terceros ajenos a este contrato o emplear a terceros para que colaboren en la ejecución de las operaciones materia de esta cláusula.

El Derecho de Explorar del LA CONTRATANTE se iniciará a partir de la fecha de firma de este documento por ambas partes y seguirá en vigor durante los siguientes 60 (sesenta) meses, mismo plazo que será forzoso para LA CONCESIONARIA y voluntario para LA CONTRATANTE, por lo que esta última podrá darlo por terminado, en cualquier momento, mediante una notificación por escrito dirigida la CONCESIONARIA, sin responsabilidad adicional alguna, excepto por aquellos derechos sobre minería y demás obligaciones que le correspondan en virtud de este instrumento, en forma proporcional a la fecha en que éste se de por terminado.

2.- LOS CONCESIONARIA, coadyuvarán con LA CONTRATANTE, para de ser necesario, negociar con los propietarios o poseedores de la superficie que abarcan EL LOTE, el otorgamiento de cualesquier autorizaciones, permisos o servidumbres que fuesen necesarios para realizar las obras y construcciones, sean temporales o permanentes, a que se refiere el punto anterior, incluyendo el solicitar y obtener las expropiaciones, ocupaciones temporales o constitución de servidumbre de los terrenos indispensables para llevar a cabo las obras y trabajos de exploración y, de darse el caso, explotación, así como para el depósito de terreros, jales, escorias y graseros, conforme la Fracción IV del Artículo 19 de la LEY, en tanto no se celebre el Contrato definitivo de Cesión de Derechos que se mencionará más adelante.

3.- LA CONCESIONARIA se comprometen indemnizar, sacar en paz defender y mantener a salvo a LA CONTRATANTE, de cualquier demanda, reclamación, daño, perjuicio, responsabilidad, sentencia, acción, costo y gastos, incluyendo legales, que le pudiese ser impuesta o se haga valer, o se incurra sobre cualquier de éstos, por motivos de daños o perjuicios ocasionados por acciones de LOS CONCESIONARIA que sugieran con motivo de este Contrato, a partir de la fecha de su firma y ratificación, y mientras éste se encuentre vigente.

4.- LA CONCESIONARIA se obligan a no obstaculizar el derecho a explorar que otorga conforme a este Contrato, obtiene LA CONTRATANTE.

5.- Las partes expresamente convienen en que el ejercicio de la Opción está vinculado a los resultados de la exploración en EL "Lote Minero"; por lo tanto, este contrato es estrictamente opcional para El "LA CONTRATANTE", la cual podrá darlo por terminado en forma anticipada, en cualquier momento, debiendo de notificar por escrito su voluntad de dar por terminada en forma anticipada el derecho de ejercitar la opción

con un mes de anticipación a la fecha en que deba de surtir sus efectos a "LA CONCESIONARIA"

SEGUNDA.- LA CONCESIONARIA, en este acto, se comprometen y obligan con el LA CONTRATANTE, en forma irrevocable, a cederle y transmitirle en base a las condiciones establecidas en esta Cláusula, en los términos de las disposiciones aplicables, los derechos derivados del Lote sin reserva ni limitación alguna, libre de toda carga, limitación o gravamen, objeto de este contrato, al solicitársele la cesión de éstos, mediante aviso por escrito con 30 (Treinta) días naturales de anticipación a la fecha en que se desee ejercitar el derecho de que se trata, en los términos del Artículo 83 del REGLAMENTO.

TERCERA.- "LA CONTRATANTE" en este acto entrega a "LA CONCESIONARIA" la cantidad de US $5,000.00 (Cinco Mil Dólares Americanos), en concepto de formalización del presente Contrato de Exploración con Opción a Compra, mediante cheque número 242, de la Cuenta Número 105085349 a cargo de la Institución Bancaria denominada BBVA BANCOMER, obligándose "LA CONTRATANTE" a entregar recibo con los requisitos fiscales oportunos.

CUARTA.- "LA CONTRATANTE" se obliga a cubrir a "LA CONCESIONARIA" los pagos que a continuación se señalan:

US $10,000.00 (Diez Mil Dólares) al primer aniversario de la Fecha de Firma de este instrumento.
US $20,000.00 (Veinte Mil Dólares) al segundo aniversario de la Fecha de Firma de este instrumento.
US $ 30,000.00 (Treinta Mil Dólares Americanos) al tercer aniversario de la Fecha de Firma de este instrumento.
US $40,000.00 (Cuarenta Mil Dólares) al cuarto aniversario de la Fecha de Firma de este instrumento.
US $ 250,000.00 (Doscientos Cincuenta Mil Dólares) para ejercer la opción en el quinto año/aniversario.

Adicionalmente a lo señalado en el párrafo anterior "LA CONTRATANTE" se obliga a cubrir a "LA CONCESIONARIA el 2% (dos por ciento), en concepto de regalías sobre ventas netas de fundición o a comprador de primera mano del mineral de extraído y vendido del lote, para lo cual la segunda de las señaladas tendrá derecho de inspección sobre los documentos y forma en que se comercializa el mineral.

QUINTA.- Las partes expresamente convienen en cuanto a los pagos lo siguiente:

1.- El "LA CONTRATANTE" podrá hacer los pagos en moneda nacional, adicionando el impuesto al valor agregado, el cual se trasladará al momento de hacerse cada uno de los pagos.

2.- La conversión de US Dólares a moneda nacional, se hará al tipo de cambio para solventar obligaciones denominadas en moneda extranjera pagaderas en la República Mexicana que publique el Banco de México en el Diario Oficial de la Federación el día hábil inmediato anterior a la fecha de pago.

3.- Los "Concesionarios" previo al pago expedirán cada uno a favor de El "LA CONTRATANTE" una factura por cada pago que reciban del "LA CONTRATANTE", mediante documento que reúna todos los requisitos que establecen las disposiciones legales aplicables en materia fiscal; y El "LA CONTRATANTE" podrá realizar las retenciones que correspondan, de conformidad con las materias aplicables, si fuera el caso; y

4.- Si el día en que deban hacerse los pagos resulta inhábil, El "LA CONTRATANTE" hará el pago el día hábil siguiente.

SEXTA.- Hasta en tanto llegue la fecha pactada en este contrato para que "LA CONTRATANTE" ejerza su derecho de la Opción de Cesión de los derechos mineros de LOTE "LA CONCESIONARIA" estarán obligados con " LA CONTRATANTE" a lo siguiente:

1.- No Ceder, Enajenar o prometer ceder o enajenar parcial o totalmente derecho alguno derivado de la Concesión Minera de explotación denominadas "SAN FRANCISCO", materia de este contrato.

2.- No constituir gravamen alguno sobre las "Concesiones Mineras".

3.- No otorgar a terceros derecho o interés alguno respecto de las Concesiones Mineras que pudiere afectar en forma adversa o impedir el ejercicio de los derechos otorgados al "Cesionario" conforme a este contrato o afectar el valor de las "Concesiones Mineras."

4.- Notificar de inmediato a LA CONTRATANTE de cualquier oficio gubernamental o cualquier reclamación, demanda o litigio de que tengan conocimiento LA CONCESIONARIA y que pudiere llegar a restringir o afectar adversamente o limitar los derechos concedidos conforme a este contrato con El "Cesionario."

5.- A liberar a LA CONTRATANTE de cualquier responsabilidad o pérdida de valor en relación con las Concesiones Mineras, cuando la reclamación o demanda a que se refiere el inciso anterior sea responsabilidad de "LA CONCESIONARIA".

6.- Permitir que " LA CONTRATANTE" en todo momento retire de los Lotes Mineros todas las instalaciones, maquinaria y equipo de su propiedad, salvo las estructuras permanentes y mejoras, los ademes y en general todas las instalaciones necesarias para la seguridad y estabilidad en las operaciones de el "Lote Minero", ya

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que los bienes de naturaleza permanente quedarán en beneficio de LA CONCESIONARIA para el caso de que "El Cesionario" no ejerciere la Opción.

7.- Firmar en tiempo los informes de comprobación de obras o trabajos de explotación y demás documentación necesaria para mantener vigente las "Concesiones".

8.- A entregar los comprobantes de gastos en trabajos de exploración que tuvieran en su poder para hacer las comprobaciones requeridas y mantener vigentes las Concesiones.

9.- Solicitar y obtener la inscripción en el Registro Público de Minería de este contrato.

10.- A entregar reportes o información a "LA CONTRATANTE" o a quien esta designe.

SÉPTIMA.- Acuerdan y convienen las partes que es obligación " LA CONTRATANTE" tener a su cargo las siguientes:

1.- Realizar los trabajos de exploración en los "Lotes Mineros" de acuerdo con una técnica minera correcta, utilizando la tecnología más avanzada en geología, barrenación y beneficio de los minerales disponible en la República Mexicana, misma que deberá hacerla del conocimiento de los "Concesionarios" , cumpliendo con las obligaciones que al respecto establecen la Ley Minera y su Reglamento, así como las disposiciones que procedan en materia de ecología y de seguridad en los trabajos de las minas. "LA CONTRATANTE" hará la entrega a LA CONCESIONARIA en caso de que no llegara a ejercer la opción de Cesión de Derechos de toda la información geológica, análisis de laboratorio, reportes técnico-minero, etc., que se hubieren generado durante la exploración.

2.- Preparar y presentar, por su cuenta y costo, en tiempo los informes de comprobación de obras y trabajos de exploración ejecutados en los "Lotes Mineros" mismos que se obligan los "Concesionarios" a firmar oportunamente para mantener vigentes el "Lote Minero".

3.- Pagar a "LA CONCESIONARIA" las cantidades a que se refiere la cláusula Segunda de este contrato, Si LA CONTRATANTE desea mantener vigente su derecho de compra de las Concesiones Mineras.

4.- Adoptar las medidas necesarias para mantener vigente la "Concesión Minera" y cualesquier derechos relacionados con las mismas, y realizar los actos que se requieran para asegurar que el "Lote Minero" permanezcan sin afectación alguna o gravamen con motivo de los trabajos de exploración de " LA CONTRATANTE"

5.- Pagar los derechos sobre minería respecto de la "Concesión Minera" y los gastos por permisos gubernamentales que se requieran para la exploración del "Lote Minero".

6.- Cumplir en todo tiempo con las disposiciones legales Federales, Estatales y Municipales que resulten aplicables a las operaciones de exploración en los "Lotes Mineros".

OCTAVA.- Durante el Plazo de la Opción, LA CONCESIONARIA se obligan a no realizar acto o suscribir documento alguno que pudiere ocasionar: A) la reducción de la superficie de los Lotes Mineros; y B) el desistimiento de las Concesiones Mineras.

NOVENA.- "LA CONTRATANTE" podrán ceder los derechos y obligaciones que le derivan de este contrato, siempre y cuando EL CESIONARIO, se comprometan con los "LA CONCESIOANRIA" a las obligaciones pactadas en el presente acuerdo de voluntades y al plan o calendario de pagos pactada en la Cláusula Tercera de este contrato, en todo caso el cesionario de que se trate se obligue a cumplir todos los términos y condiciones del presente contrato. " LA CONCESIONARIA" facultan a " LA CONTRATANTE" para ceder los derechos y obligaciones de este contrato, a la persona física o moral legalmente capacitada que esta designe, para lo cual bastará que LA CONTRATANTE lo notifique por escrito a LA CONCESIONARIA con 8 (ocho) días naturales de anticipación a la fecha de la cesión, siempre y cuando en todo caso el Cesionario de que se trate se obligue a cumplir todos los términos y condiciones del presente.

DÉCIMA.- En virtud de la naturaleza unilateral de la Opción, las partes expresamente convienen en que LA CONTRATANTE, tendrá el derecho de dar por terminado totalmente este contrato, en cualquier momento, incluyendo pero sin limitarse a la Opción y, consecuentemente, terminarán los derechos y obligaciones que conforme a este contrato corresponden a "LA CONTRATANTE" respecto de la exploración de los Lotes Mineros y de pagos, en todo caso, sin expresión ni prueba de causa y sin responsabilidad alguna para esta .

Para efectos de la terminación opcional materia de esta cláusula, " LA CONTRATANTE" notificará ' LA CONCESIONARIA" su decisión de dar por terminado este contrato con 30 (treinta) días naturales de anticipación, transcurridos los cuales, surtirá plenos efectos la terminación del contrato.

Con motivo de dicha terminación del contrato de opción:

1.- LA CONTRATANTE dejará de hacer cualquier pago previsto en este, incluyendo pero sin limitarse a los estipulados en este contrato, que sea posterior a la fecha en la cual esta haya dado el aviso de terminación anticipada a"LA CONCESIOANRIA".

2.- LA CONTRATANTE no podrá reclamar las cantidades que hubiere pagado a los "LA CONCESIOANRIA", ni las mejoras permanentes, si las hubiere hecho, al "Lote Minero".

3.- Concluirá en definitiva cualquier obligación de LA CONTRATANTE respecto de pagos de derechos sobre minería, en el entendido de que LA CONTRATANTE deberá de cubrir los pagos sobre los derechos sobre minería del semestre en el cual este vigente el contrato.

4.- LA CONTRATANTE entregará a "LA CONCESIONARIA" en un plazo no mayor de sesenta días naturales contados a partir de la fecha de terminación opcional: A) una copia del informe final sobre los resultados obtenidos con motivo de la exploración de los Lotes Mineros, incluyendo ensayes, mapas geológicos, datos técnicos, estudios e investigaciones metalúrgicas; y B) la documentación que acredite el cumplimiento de las obligaciones correspondientes a las Concesiones Mineras por lo que se refiere a la presentación de informes de comprobación de obras o trabajos de exploración y pagos de derechos sobre minería durante la vigencia del presente contrato.

DÉCIMA PRIMERA.- Si "LA CONTRATANTE" decide ejercer su opción de compra en forma anticipada, no tendrá obligación de hacer los pagos anuales que siguieran o estuvieran pendientes de cubrirse del calendario de pagos a que se refiere la cláusula que antecede, sino que hará un único pago por la suma de US $250,000.00 (Doscientos Cincuenta Mil Dólares Americanos), obligándose "LA CONCESIONARIA" a suscribir el instrumento correspondiente en un plazo de cinco días. Mas 'LA CONCESIONARIA" conservara su derecho a recibir las regalías sobre ventas netas estipuladas en la cláusula cuarta de este contrato.

DÉCIMA SEGUNDA.- Acuerdan y convienen las partes contratantes que mientras este contrato esté vigente, será válido y obligatorio en todos sus términos para las partes, sus herederos, causahabientes o cesionarios. Las partes, no obstante la naturaleza de este instrumento, declaran expresamente que en las estipulaciones objeto del mismo no existe lesión ni dolo alguno, presumiéndose al buena fe de ambas partes.

DECIMA TERCERA.- Si alguna o más de las disposiciones del presente Contrato fueran inválidas, ilegales o no exigibles en cualquier forma, no afectarán a la validez, legalidad y exigibilidad de las demás partes o secciones del presente Contrato, siempre y cuando dichas cláusulas no se refieran a estipulaciones esenciales que afecten substancialmente el contenido y validez del presente Contrato.

DÉCIMA CUARTA.- Todas las obligaciones de LA CONTRATANTE Respecto de los plazos de pago estipulados contenidos en este contrato, quedarán en suspensión provisional por causas de fuerza mayor o caso fortuito incluyendo, entre otros, guerras, disturbios, temblor, desastres naturales, y, en general, cualquier acto de autoridad o situación que imposibilite el cumplimiento de los fines de este

contrato, siempre y cuando no sean imputables a LA CONTRATANTE, entendiéndose que dichos plazos quedarán prorrogados por un período equivalente a aquel en que estuvieron imposibilitados de cumplir con su obligación.

DÉCIMA QUINTA.- Los gastos y honorarios notariales relativos al presente contrato serán por cuenta de LA CONTRATANTE. Los impuestos que graven las cantidades percibidas por "LA CONCESIONARIA" con motivo de cualesquier pagos de acuerdo con este contrato serán a cargo de esta última.

DÉCIMA SEXTA.- El incumplimiento de las partes respecto de las obligaciones que asumen conforme al presente contrato, dará derecho a la parte afectada por el incumplimiento de que se trate, a obtener inmediatamente de la parte que haya incumplido la satisfacción de la correspondiente obligación. Para tal fin, la Parte Afectada deberá notificar el respectivo incumplimiento a la Parte Incumplida, con el fin de que esta última satisfaga la correspondiente obligación, dentro de un plazo de 30 días naturales siguientes a la fecha en que la Parte Incumplida hubiere recibido la notificación de incumplimiento; si transcurrido dicho plazo el incumplimiento subsiste y no se haya realizado acción o esfuerzo alguno para subsanar o cumplir con la obligación pactada en los términos y condiciones de la misma, entonces la Parte Afectada tendrá el derecho, a su elección, de dar por terminado el presente contrato en un plazo de 10 (diez) días mediante un aviso por escrito, mediante fedatario público hecho lo anterior, se tendrá por rescindido el presente contrato, sin necesidad de que medie declaración judicial alguna. Acordando y conviniendo las partes que renuncian en forma expresa a acción o derecho alguno que ejercitar una en contra de la otra si se llevó a cabo dicha notificación rescisión ante fedatario público.

DÉCIMA SEPTIMA.- Todos los avisos y notificaciones que las partes deban darse en relación con este contrato, se harán por escrito en idiomas español. Tales avisos y notificaciones obligarán a las contratantes cuando sean entregados personalmente o enviados por medios que aseguren la recepción efectiva de la notificación con prueba de la misma, y sean debidamente dirigidos a la parte que corresponda a su último domicilio manifestado para efectos de este contrato, el cual hasta en tanto no exista comunicación en contrario deberá entenderse que es el siguiente:

"LA CONTRATANTE" Avenida Pascual Orozco No. 2117
Colonia La Cima
Chihuahua, Chihuahua

"LA CONCESIONARIA" Niños Héroes No. 410
Colonia Centro
Chihuahua, Chihuahua.

Cualquier cambio de domicilio o de representante que se de por alguna de las partes, se lo hará saber por escrito la otra, mediante notificación entregada por escrito con acuse de recibo, quedando apercibidos ambos contratantes por la presente cláusula que en caso de no hacer el aviso de cualquier cambio se entenderán con los datos asentados en este contrato, y surtirán todos los efectos.

URCIAGA CA... .ICO NUM, SI..IE UA, CHIH.

DECIMA OCTAVA.- Este contrato se celebra en los términos del artículo 78 del Código de Comercio; por lo tanto, es de naturaleza mercantil y en caso de cualquier controversia para lo que no esté expresamente aquí pactado, se aplicará la legislación minera y la legislación mercantil, así como, supletoriamente, el Código Civil para el Distrito Federal, de aplicación en toda la República Mexicana en materia Federal, para lo no previsto en las dos legislaciones mencionadas. Ambas partes convienen en que para la interpretación, cumplimiento y ejecución de este contrato, se sujetarán a las leyes aplicables y a los tribunales competentes del fuero común en la Ciudad de Chihuahua, Chihuahua, renunciando a cualquier fuero que por razón de sus domicilios presentes o futuros o por la ubicación de sus bienes pudiere corresponderles.

"LA CONCESIONARIA"

C. RAFAEL MARIO CHÁVEZ SÁENZ.
REPRESENTANTE LEGAL DE
MINERA RACHASA S.A. DE C.V.

"LA CONTRATANTE"

ING. MARIO HUMBERTO AYUB TOUCHE
REPRESENTANTE LEGAL DE
MINERA RÍO TINTO S.A. DE C.V.

TESTIGOS

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